Exhibit 10.1

AMENDED AND RESTATED MASTER MATERIALS ACQUISITION

AND PURCHASE ORDER ASSIGNMENT AGREEMENT

THIS AMENDED AND RESTATED MASTER MATERIALS ACQUISITION AND PURCHASE ORDER ASSIGNMENT AGREEMENT (this “Agreement”) is made as of the 6th  day of October, 2011, by and between ECAP CAPITAL, LLC, a Delaware limited liability company with an address at 65 Court Street, Suite 4, White Plains, New York 10601 (“ECAP”) and THERABIOGEN, INC., a Nevada corporation with an address at 120 Wall Street, Suite 2401, New York, New York 10005 (“Assignor”).

BACKGROUND:

A.           Assignor is engaged in the business of developing, manufacturing, marketing and selling homeopathic nasal sprays (the “Product”).

B.           Assignor and ECAP are party to a certain Master Materials Acquisition and Purchase Order Assignment Agreement dated December 10, 2010 (the “Prior Agreement”) under which Assignor requests ECAP to acquire inventory or materials necessary to manufacture inventory in order to fulfill purchase orders now existing or hereafter arising and assigns customer purchase orders to ECAP in connection therewith.

C.           Assignor shall pay fees to ECAP for its services upon payment to Assignor for the sales of the Product including those that are the subject of purchase orders assigned to ECAP.

D.           The parties desire to amend and restate the Prior Agreement in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the services to be performed, the payments to be made, and the obligations to be assumed as set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions.  In this Agreement, the following terms are defined as set forth in this paragraph 1:

a.
The “Certificate” means a certificate required to be delivered with each “Funding Request”, as defined in paragraph 2 below, together with the supporting documentation referenced therein.  The form of Certificate is attached to this Agreement as Exhibit A and made a part hereof.

b.
The Certificate will further define the “Product” (the end product or goods to be delivered to the customer), the “Customer” (the person or business entity which issues a purchase order), the “Supplier” (the business entity or entities that will sell the Product or materials used in manufacture or production of the Product), the “Materials” (the inventory and/or materials required in manufacture, production and sale of the Product and necessary to fulfill purchase orders for the Product), the “Premises” (is the facility or warehouse facility identified in the Certificate where the Product will be warehoused prior to delivery to the Customer), the “P.O. Price” (the purchase price to be paid by the Customer for the Product), and the “P.O. Delivery Date” (the date on which the Product is to be delivered to the Customer as set forth in the Certificate).

c.
A purchase order for Product delivered to Assignor in the ordinary course of its business is referred to as a “P.O.”  Each P.O. subject to the terms of this Agreement shall be assigned to ECAP and is referred to as an “Assigned P.O.”  The date on which ECAP delivers notice of acceptance of a Funding Request is referred to as the “Acceptance Date”.

d.
A financial institution engaged in the practice of lending sums to Assignor secured at least in part by Assignor’s accounts receivable is referred to as the “Accounts Receivable Lender”.  The Accounts Receivable Lender involved in this transaction (if any) is identified on Addendum I attached hereto. A “Senior Lender” is any financial institution (including the Accounts Receivable Lender) which is engaged in lending sums to Assignor secured by liens on some or all of Assignor’s assets. Each Senior Lender involved in this transaction (if any) is also identified on Addendum I.

e.
The inventory of Product produced for satisfaction of a now existing or hereafter created P.O. is referred to as the “P.O. Inventory”; the invoice rendered upon delivery of Product pursuant to a P.O. or otherwise is referred to as the “P.O. Invoice”; and payments received on account of P.O. Invoices (whether paid by the Customer, the Accounts Receivable Lender, Assignor, or any other party) are referred to as the “P.O. Proceeds”.

f.
Assignor may repurchase an Assigned P.O. pursuant to paragraph 8(b) below.  In the absence of such repurchase, an Assigned P.O. becomes a “Delinquent P.O.” if the P.O. Price is not paid to ECAP by the earliest of (i) the due date for payment of the P.O. Invoice, (ii) thirty (30) days following the delivery of the product, (iii) the date on which the Assigned P.O. is canceled, or (iv) August 31, 2012.

g.
If a lock box collection procedure is established pursuant to this Agreement, the term “Lock Box” refers to the lock box account (under dual control of Assignor and Assignee) established by ECAP at a bank to which funds are directed for payment by a Customer for Product.  The Lock Box and Lock Box account are identified on Addendum II to this Agreement.

h.
The “Funding Date” is the date on which ECAP provides funds pursuant to a Funding Request, as defined in paragraph 2 below.  The “Clearance Date” is the date on which ECAP has received full payment of the P.O. Price in connection with the sale of the Product evidenced by such P.O. in fully collected funds.

i.
Assignor shall perform its obligations in accordance with the “Assignor’s Specifications” which are set forth on Exhibit B attached hereto and will be paid an “Assignor’s Fee” computed in accordance with the provisions of paragraph 7(c) below.  Assignor’s obligations are secured by a Security Interest in the “Collateral” described in paragraph 10 below.

j.	ECAP shall be paid the “ECAP Deal Fees” (computed and paid pursuant to Paragraph 7 below), and “ECAP Expenses” (computed and paid pursuant to Paragraph 9 below).

2. Funding Requests.  Subject to the terms of this Agreement, Assignor shall request that ECAP acquire Materials and/or Product (a “Funding Request”) submitted by Assignor pursuant to a completed and signed Certificate delivered to ECAP.

3. Acceptance of Funding Requests.

a.
Subject to fulfillment by Assignor of all the conditions and requirements set forth in this Agreement, ECAP agrees to accept or reject (in its sole discretion reasonably applied) a Funding Request submitted to ECAP pursuant to the provisions of Paragraph 2 above by delivery of written notice to Assignor.  ECAP will use reasonable efforts to deliver such acceptance (or rejection, if applicable) by 5:00 p.m. on or before the second full business day after ECAP receives the Certificate.

b.	Notwithstanding the provisions of Paragraph 3(a) above, ECAP shall not approve a Funding Request if:

(i)	ECAP’s funding commitment with respect to outstanding Funding Requests shall exceed $1,000,000 (the “Funding Limit”);

(ii)	An original, signed copy of the Certificate shall not have been delivered to ECAP;

(iii)
All information contained on the Certificate shall not have been verified by ECAP (which verification may include, without limitation, direct communication and confirmation from the Customer, Supplier and/or vendor);

(iv)
Each P.O. or P.O. Invoice shall not be credit approved by the Accounts Receivable Lender identified in Addendum I or such other Accounts Receivable Lender acceptable to ECAP in its sole and absolute discretion; and

(v)	Assignor shall have not have delivered to ECAP such additional information and documentation as ECAP may have from time to time reasonably requested.

c.
A Funding Request shall be deemed accepted only when (i) the Funding Request is submitted pursuant to a Certificate or such other form of submission to which ECAP may from time to time consent, (ii) ECAP shall deliver notice of acceptance of a Funding Request pursuant to subparagraph (a) above or, in the absence of such notice of acceptance, ECAP shall purchase Materials or otherwise advance funds in connection with the Funding Request, (iii) the Funding Request shall meet each of the requirements of set forth in this Agreement unless otherwise waived by ECAP.  Until such time as each of the aforedescribed requirements and conditions is satisfied in full, ECAP’s acceptance of a Funding Request shall be deemed conditional and subject to revocation at any time.

4. Payment to Supplier and Appointment of Assignor.

a.
The Funding Date shall occur within two (2) business days of the Acceptance Date.  On the Funding Date ECAP shall provide funds pursuant to a Funding Request.  The provision of funds shall be made by ECAP pursuant to wire instructions and other written authority from Supplier and approved by Assignor;

b.
Upon the receipt by Supplier of ECAP’s funds, Assignor shall cause Supplier to immediately release the bill of lading or other documents of title, shipping documents and any and all other necessary documents, as well as take any and all other action, to cause the Materials and/or Product to be fully and unconditionally sold to ECAP;

c.
Subject to the other provisions of this Agreement, with respect to all Funding Requests ECAP hereby appoints Assignor as ECAP’s representative for supervising and/or performing all manufacturing, processing and warehousing of Materials and/or Product necessary or desirable in order to fulfill a P.O. now existing or hereafter arising and Assignor hereby accepts such appointment.  Assignor agrees to perform all of its obligations pursuant to this paragraph 4 and to comply with Assignor’s specifications;

5. Payment and Re-Assignment.

a.
Upon delivery of Product to the Customer, Assignor shall issue a P.O. Invoice (and deliver any other related documents required by the applicable P.O. for issuance of an invoice on account of such P.O.) to the Customer for the full P.O. Price.  The P.O. Invoice so issued shall be in the name of Assignor (and assigned to ECAP or if so required by ECAP, in its reasonable discretion, in the name of ECAP) and shall direct the Customer to make payment to ECAP by wire transfer of good funds to the Lock Box account designated by ECAP.  Any funds  received by Assignor from the Customer or any other party on account of a P.O. Invoice shall be held in trust for the benefit of ECAP and Assignor shall immediately pay and/or transfer such funds in their original form to ECAP.

b.
Assignor shall direct all funds received from Customers and other purchasers of the Product to be remitted to the Lock Box account designated by ECAP.  Notwithstanding the above, at such time as ECAP has received payment in full on account of a P.O. Invoice, ECAP shall pay Assignor in accordance with paragraph 7 below, and shall re-assign the applicable Assigned P.O. and all rights with respect thereto to Assignor and Assignor shall accept such re-assignment.  The re-assignment shall be evidenced by a Re-Assignment and Release of Purchase Order in the form of Exhibit D attached hereto.

c.
Sums received by ECAP on account of a P.O. Invoice shall be applied by ECAP for the satisfaction of the expenses, fees and charges described in this Agreement pursuant to the priorities of payment set forth in paragraph 7 below.  Provided, however, that Assignor shall pay all sums due ECAP upon a Delinquent P.O. in the manner and pursuant to the terms of paragraph 8 below.

6. Commitment Fee. [Waived]

7. Compensation of ECAP and Assignor.

a.	Payments received by ECAP on account of Assigned P.O.’s and/or received into the Lock Box will be applied in the following order of priority:

(i)	First, to pay ECAP’s Expenses to the extent that such are then due pursuant to the terms of paragraph 9;

(ii)	Second, to the payment of ECAP’s Deal Fees (as that term is hereinafter defined) in connection with P.O. Invoices;

(iii)	Third, to reimburse ECAP for the cost of Materials and/or Product and for other advances made in connection with a Funding Request (without regard to term or prompt payment discounts); and

(iv)	Fourth, to the payment of Assignor’s Fee (as that term is defined herein).

b.	ECAP’s deal fees with respect to Funding Requests shall be as follows (collectively, “Deal Fees”):

(i)	A transaction initiation and set-up fee of -0- plus

(ii)	Intentionally Deleted

(iii)
An advance fee (“Advance Fee”) in an amount equal to the Applicable Daily Rate (as hereinafter defined) multiplied by the aggregate amount outstanding on all funds advanced by ECAP on account of purchases of Materials and/or Product or other advances made in connection with a Funding Request (the “Amount Outstanding”) from the date funds are advanced by ECAP in connection with a Funding Request to and including the Clearance Date. The “Applicable Daily Rate” shall mean the rate of 5% per month divided by 30.

(iv)	Intentionally Deleted

Notwithstanding the foregoing, if the Advance Fee actually paid to ECAP shall not be equal to or greater than $0 per month, Assignor agrees to pay a monthly availability maintenance fee (“Availability Fee”) to ECAP equal to the difference between $0 and the Advance Fee payable for such month.   The Availability Fee shall be due and payable on demand.

c.
Assignor’s Fee shall be equal to the collected P.O. Proceeds with respect to such P.O. Invoice less all sums payable pursuant to subparagraphs (a)(i), (ii), (iii) and (iv) above and less 100% of all term discounts or discounts for prompt payment.

d.
Sums due on account of the expenses and fees described in subparagraphs (a)(i), (ii), (iii) and (iv) above shall be calculated on a weekly or bi-weekly basis as of the end of such period and Assignor’s Fee will be paid not later than the second business day due thereafter.

8. Repurchase; Reassignment.

a.
ECAP shall have the right to require Assignor to purchase any Delinquent P.O. (and P.O. Inventory in the case of a Canceled P.O.) for an amount equal to the full amount outstanding under the P.O. Invoice (or the P.O. Price in the case of a canceled P.O.) 30 business days following demand therefor. Any such payment by Assignor shall be deemed to be P.O. Proceeds and shall be applied in accordance with the priorities and terms set forth in paragraph 7 above.

b.
In the event that Assignor makes all payments due on a Delinquent P.O. or Canceled P.O. pursuant to the provisions of subparagraph (a) above, ECAP shall thereupon immediately assign to Assignor all of ECAP’s rights and interests in and to the P.O. Invoice and the P.O. Proceeds and any Materials or Products in the possession of ECAP or Assignor with respect to such Delinquent or Canceled P.O.

9. ECAP’S Expenses.  Immediately upon ECAP’s demand, Assignor shall pay or reimburse ECAP for all ECAP Expenses.  ECAP Expenses include all reasonable expenses, fees, and costs incurred by ECAP in connection with the performance of this Agreement and the transactions contemplated hereby, including without limitation, insurance (if not obtained by Assignor at ECAP’s prior request), audit costs, attorney’s fees and ECAP’s travel expenses.  ECAP’s demand for payment of ECAP’s Expenses will be made in writing and will include reasonable documentation of the expenses for which reimbursement is demanded.  Assignor acknowledges and agrees that it will be responsible for legal fees of ECAP’s counsel in the negotiation and preparation of this Agreement in an amount not to exceed $10,000. plus costs and out of pocket disbursements.

10. Grant of Security Interest.  As security for the performance by Assignor of each of its obligations under this Agreement, Assignor hereby grants to ECAP a continuing security interest in and to all of Assignor’s presently existing and hereafter created and/or acquired assets, including, without limitation:

a.	A security interest in all of Assignor’s assets in accordance with a security agreement (the “Security Agreement”) in form satisfactory to ECAP.

b.	The right to set-off against any and all amounts due to Assignor hereunder any sums which are due to ECAP hereunder which have become past due and delinquent under this Agreement.

c.
All of Assignor’s rights and interests in, and right of payment from, any Accounts Receivable Lender of all sums paid or payable by the Accounts Receivable Lender from time to time to Assignor.  Assignor agrees to direct the Accounts Receivable Lender to make such payments to ECAP pursuant to such written direction as ECAP may request from time to time.

d.	All checks, notes, deposits, drafts, and other instruments of payment on account of or related to an Assigned P.O.

e.
Assignor agrees to execute such further instruments and authorizes ECAP to file any financing statements as may be required in connection with the transactions contemplated in this Agreement and to cooperate with ECAP in filing or recording and renewal thereof.  Assignor hereby irrevocably designates and appoints ECAP (and all persons designated by ECAP) as Assignor’s true and lawful attorney-in-fact and agent-in-fact with power to, and ECAP (or ECAP’s agent) may, without notice to Assignor:

(i)
At any time endorse by writing or stamping Assignor’s name on any checks, notes, deposits, drafts or other instruments of payment on account of, relating to, or representing the proceeds of an Accepted P.O. or any other collateral described in this paragraph 10 or in the Security Agreement (collectively the “Collateral”) which come into the possession of ECAP or are under ECAP’s control and deposit the same to the account of ECAP for application to all sums due from Assignor to ECAP hereunder; and

(ii)
At any time after the occurrence of a default by Assignor hereunder or pursuant to the Security Agreement, in Assignor’s or ECAP’s name, demand payment of, enforce payment of, exercise all of Assignor’s rights and remedies with respect to, settle, adjust, compromise, initiate and prosecute legal proceeding with respect to, and otherwise take all actions with respect to the Collateral which are, in ECAP’s sole discretion, necessary or desirable in order to fulfill Assignor’s obligations under this Agreement and otherwise realize on the Collateral.

11. Guaranty.  It is a condition to the signing of this Agreement and the performance by ECAP of any of its obligations hereunder that the persons and entities listed on Addendum III attached hereto execute and deliver to ECAP a Validity Guaranty in form and substance as set forth on Exhibit C attached hereto.

12. Conditions:  This Agreement shall not become effective and shall be expressly subject to receipt by ECAP of the following:

a.	Execution and delivery by Assignor to an affiliate of ECAP of a Securities Purchase Agreement in form annexed hereto as Exhibit “___”;

b.	Execution and delivery by Assignor of an exclusive product distribution/license agreement with ECAP for selling the Product through Direct Marketing channels in form annexed hereto as Exhibit “___”;

c.	Amendment relating to the approx. $900,000 in debt of Assignor on terms satisfactory to ECAP;

d.	Execution and delivery of a Collateral Assignment of Assignor’s trademarks pursuant to a Collateral Assignment Agreement in form annexed hereto as Exhibit “__”; and

e.	Confirmation satisfactory to ECAP that Assignor has engaged the services of an advertising company satisfactory to ECAP to market the Product other than through Direct Marketing channels.

13. Line of Credit.  ECAP agrees to make available to Assignor a discretionary revolving line of credit in the maximum amount of $250,000 (the “Credit Limit”) to finance certain working capital requirements of Assignor.

a.
Promissory Note.  Provided no default or event constituting an event of default shall exist and subject to the terms of this Agreement, ECAP shall provide, in its sole and absolute discretion, loans and advances up to the Credit Limit which shall be evidenced by and repaid in accordance with a revolving credit promissory note (the “Note”).  Loans and advances borrowed may be repaid and reborrowed throughout the term except as set forth below and except as may be specifically stated in the Note.

b.	The principal amount of loans and advances used to finance working capital shall be payable on demand.

c.
To the extent that the amounts outstanding on the Note exceed any of the limits set forth above, Assignor shall make a prepayment of the loans and advances, on demand, in an amount equal to such excess.

14. Covenants of ECAP.  Provided that Assignor performs each of its obligations in the manner set forth in this Agreement, ECAP covenants and agrees as follows:

a.
If applicable, to use reasonable efforts to place orders for Materials and/or Product identified on Certificates for purchase by ECAP and delivery to the Premises on terms consistent with the terms set forth in the Certificate.

b.	Following timely delivery and acceptance of Materials and/or Product, to promptly pay for all such Materials and/or Product in accordance with the terms of purchase.

c.
Upon termination of this Agreement and performance by Assignor of all of its obligations hereunder, to promptly execute and deliver (if Assignor so requests) UCC-3 termination statements terminating all security interests granted to ECAP by Assignor pursuant to this Agreement.  Assignor shall be required to pay any filing fees therefor.

15. Warranties and Representations of Assignor.  Assignor hereby makes the following warranties and representations to ECAP, each of which is deemed a material inducement to ECAP to enter into and perform in accordance with the provisions of this Agreement and each of which shall be deemed renewed and restated as of each Funding Request and the date of each Assigned P.O.:

a.
Assignor is a corporation duly organized, validly existing, and in good standing under the laws of the state of its formation, and is qualified or licensed as a foreign entity to do business in every location in which the laws require Assignor to be so qualified or licensed;

b.	Assignor has the right and power and is duly authorized and empowered to enter into, execute, deliver, and perform this Agreement and all agreements and documents described herein;

c.
The execution, delivery, and performance by Assignor of this Agreement and all agreements and documents described herein does not constitute a violation of any law, regulation, judgment, order, contract, charter, by-laws, or other instrument to which Assignor is a party or is otherwise bound or subject;

d.	Assignor is not in default under any loan agreement, mortgage, lease, trust deed or similar agreement relating to the borrowing of money to which Assignor is a party or is otherwise bound;

e.	Each P.O. assigned by Assignor is a bona fide purchase order;

f.
Assignor shall at all times maintain such types and amounts of insurance coverage (including without limitation products liability insurance) with respect to Assignor’s business operations, as ECAP may from time to time reasonably require, such insurance to name ECAP as an insured in the manner and to the extent required by ECAP from time to time and, upon the failure to maintain such coverage, ECAP may purchase the same and the cost thereof shall be deemed an ECAP Expense;

g.
Except with respect to the lien of the Accounts Receivable Lender or as otherwise set forth on Exhibit E attached hereto, there are no liens, judgments or claims affecting or relating to Assignor or any of its assets;

h.
Except as set forth on Exhibit F, there are no suits, administrative proceedings, arbitration proceedings or other adversarial proceedings or investigations pending or (to the best of Assignor’s knowledge) threatened against Assignor or any of the guarantors;

i.
All of the financial information (including projections) provided by Assignor to ECAP in connection with ECAP’s consideration of the transaction contemplated by this Agreement are true and accurate, contain no material misstatement of any facts, contain all material information concerning Assignor’s financial condition, and do not omit to state any facts which, if disclosed, would reflect adversely on the financial condition of Assignor or any of its Customers;

j.
Assignor has duly filed all federal, state, county, local, and foreign income, excise, sales, customs, property, withholding, social security and other tax and information returns and reports required to be filed by it to the date hereof, or in the alternative, has obtained extensions for filing pursuant to established procedures, and has paid or made provision for payment of all taxes (including interest and penalties) due and payable.  Assignor has no material liability for any taxes of any nature whatsoever; and

k.
Assignor shall maintain in full force and effect, and as additional consideration for the facility provided hereunder, a share purchase and warrant agreement (the “Equity Interest Agreement”) with an affiliate of ECAP or its designee, simultaneously with the execution of this Agreement, which shall provide for the issuance of shares and warrants by Assignor to such affiliate and/or designee on terms and conditions set forth in the Equity Interest Agreement.

16. Product Warranties.  Assignor expressly assumes and agrees to make all product and service warranties (expressed or implied) to Customers with respect to the Product and further agrees to defend, indemnify and hold ECAP harmless from and against any claims, suits, obligations, costs, or expenses (including reasonable attorney’s fees and legal expenses) with respect to all express or implied warranties in connection with the Product.

17. Audit Rights.  Assignor shall deliver to ECAP copies of all information and documents submitted from time to time by Assignor to any Senior Lender simultaneously with the submission of such documents to such Senior Lender; and shall deliver to ECAP unaudited quarterly financial statements and annual financial statements certified by certified public accountants, aged accounts receivable, aged accounts payable, and Assignor’s and ECAP’s inventory schedules within fifteen (15) days following the end of each month during the term hereof.  In addition, ECAP shall have the right to appoint a national certified public accounting firm to inspect and copy any financial books, computer programs, and other data containing financial information in connection with Assignor at any time during regular business hours upon not less than 72 hours’ prior written notice but not more often than twice per year unless an Event of Default has occurred.  Any such national certified public accounting firm shall be required to sign a nondisclosure agreement with the same confidentiality and nondisclosure obligations required herein.  Assignor agrees to prepare and maintain complete and accurate business records with respect to the transactions contemplated by this Agreement.

18. Relationship of the Parties.  The parties are independent and are not (and shall not be deemed to be) the partners, joint venturers, agents or representatives of the other.  Each party is exclusively responsible for the conduct of its own business and is not authorized to bind the other party in any manner whatsoever.  Further in this regard:

a.	Assignor acknowledges that it has no ownership interest in any P.O., work-in-process, or Product in connection with an accepted Funding Request except as otherwise provided in this Agreement; and

b.	ECAP acknowledges that it has no ownership interest (other than the security interests granted hereunder) in Assignor or in any of Assignor’s assets.

19. Indemnification.  Assignor agrees to indemnify, hold harmless and defend ECAP from and against any loss, costs, (including reasonable attorney’s fees and costs), claims, suits or causes of action brought, threatened or incurred by or against ECAP by reason of any of the following:

a.	As a consequence of any breach of this Agreement by Assignor, any breach of a warranty made by Assignor hereunder, or the failure of any representation made by Assignor hereunder to be true;

b.
Any suit or threat of suit by any Customer, including, without limitation, all claims under or with respect to Product warranties, except with respect to any suit or claim arising or threatened solely by reason of ECAP’s acts or omissions to act which constitute a breach of ECAP’s obligations hereunder;

c.
Any suit or threat of suit by any of Assignor’s employees, former employees, securities holders or lenders, except with respect to any suit or claim arising or threatened solely by reason of ECAP’s acts or omissions to act which constitute a breach of ECAP’s obligations hereunder;

d.	Any product liability claims of any kind, including, without limitation, all claims under or with respect to Product warranties; and

e.	Environmental liability, if any, as a result of this Agreement or any transaction contemplated by or engaged in pursuant to or on account of this Agreement.

20. Term and Termination; Default.

a.	Term of Agreement. This Agreement is for a term of one (1) year. ECAP may terminate this Agreement upon five (5) days’ prior written notice to Assignor following a default by Assignor or Supplier.

b.
Obligations Upon Termination.  Except for termination in the event of Assignor’s default, upon termination of this Agreement, each party shall remain liable to perform all matured obligations under this Agreement which remain unperformed as of the termination date as if this Agreement remained in full force and effect.  Upon termination of this Agreement for any reason and upon completion of the foregoing obligations in the case of a termination upon Assignor’s default, all obligations hereunder shall terminate except the continuing obligations of the parties under paragraphs 15, 16, 17, 18 and 19 hereof.

c.	Default.

(i)
Assignor shall be considered to be in default hereunder if it either (A) fails to make any payment due ECAP hereunder within thirty (30) business days of the due date thereof, or (B) fails in any respect to perform or defaults in any of its other obligations hereunder or in any other agreement with ECAP or any affiliate, parent, or subsidiary of ECAP, including the Equity Interest Agreement, and such failure continues unremedied for a period of thirty (30) business days following notice thereof, or (C) has made a representation which proves to be false or breaches a warranty made hereunder, or (D) files (or has filed against it) a petition (or otherwise initiates proceedings) for bankruptcy, reorganization, receivership or other proceedings for the protection of debtors, or (E) fails to make any payment due to any third party on or before the due date therefor if the failure to make such payment gives rise to or creates (or if unremedied would give rise to or create) an encumbrance upon the Product or any of them or otherwise restricts ECAP’s sale or disposition of the Product or any of them.

(ii)
Without waiving or limiting any of ECAP’s other rights and remedies in the event of a default by Assignor, and in addition to ECAP’s right of set-off set forth in paragraph 10 above, upon the occurrence of any event of default, Assignor shall be liable for immediate payment to ECAP of the Amount Outstanding, including, without limitation, ECAP’s Expenses and ECAP’s Deal Fees on the Amount Outstanding, as applicable.  ECAP shall further be entitled to reimbursement for all of its reasonable costs of collection, whether or not suit has been filed or judgment entered, including, without limitation, reasonable attorneys’ fees and legal expenses (the “Indebtedness”).  All amounts owed to ECAP pursuant to this paragraph 19(c) shall carry interest at the rate of 2% per month from the effective date of termination, or, in the case of ECAP’s costs of collection, from the date such costs are incurred.

(iii)
In the event of default by Assignor, and subject to any agreements between ECAP and any Senior Lender, ECAP shall further be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code or as otherwise provided under the Security Agreement.  The proceeds of any amount recovered by ECAP shall be applied, first, to the payment of ECAP’s reasonable costs and expenses in connection with the enforcement of ECAP’s rights and remedies hereunder; second, toward the payment or satisfaction of all amounts owing ECAP hereunder, including interest thereon; and third, any surplus to be paid to Assignor or as a court of competent jurisdiction may direct.  In the case of a deficiency, Assignor shall remain liable for such deficiency after such sale, with interest at the rate herein provided.

21. Confidentiality and Nondisclosure.

a.
Confidentiality.  Assignor and ECAP (“Receiving Party”), without the express written consent of the other party (“Disclosing Party”) ECAP, will not directly or indirectly communicate or divulge to, or use for Receiving Party’s own benefit or for the benefit of any other person, firm, association, or corporation, any of Receiving Party’s or its operating entities’ information or materials which were communicated or disclosed to or otherwise learned of or acquired by Receiving Party during the course of its relationship with Receiving Party, including, but not limited to agreements, reports, business processes and practices (the “Confidential Business Information”); provided, however, Receiving Party may disclose or use such Confidential Information under any of the following circumstances: (i) disclosure or use thereof in good faith by the Receiving Party in connection with the performance of duties in the course of its relationship with Disclosing Party, or if approved by Disclosing Party in writing (ii) disclosure which the Assignor is advised by counsel is required by a court or other governmental agency of competent jurisdiction, or (iii) disclosure or use by Assignor of any such information or data which is generally known within the industry or is otherwise available through independent sources.

b.
Covenant of Preservation of Confidentiality.  Assignor recognizes that through this Agreement with Disclosing Party, Assignor will have access to certain Confidential Business Information of the Company.  During the term of this Agreement, Assignor agrees to protect the Confidential Business Information of Disclosing Party from unauthorized use or disclosure, and to take all reasonable steps to ensure the secrecy and confidentiality of all Confidential Business Information.

c.
Covenant of Nondisclosure.  Assignor agrees that during the Term of this Agreement, and for a period of three (3) years following the termination of this Agreement for any reason, Assignor will not disclose, divulge, furnish, or make accessible to any person or entity, the Confidential Business Information of Disclosing Party.

d.
Remedies Inadequate.  Assignor acknowledges and agrees that the remedies at law for a breach or threatened breach of any of the provisions of this Section 20 would be inadequate and, in recognition of this fact, the Assignor agrees that in the event of such a breach or threatened breach, Disclosing Party shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available, in addition to any remedies at law.

e.
Unenforceable Provisions.  If any provision contained in this Section 20 shall for any reason by held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this section, but this section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  If any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

f.	Survival. The provisions of this Section 20 shall survive the termination of this Agreement.

22. Miscellaneous Provisions.

a.
CHOICE OF LAW, VENUE, JURISDICTION AND SERVICE.  THIS AGREEMENT AND ALL AGREEMENTS REFERRED TO HEREIN BETWEEN ECAP AND ASSIGNOR (COLLECTIVELY THE “TRANSACTION DOCUMENTS”) HAVE BEEN SUBMITTED TO ECAP AT ECAP’S PRINCIPAL PLACE OF BUSINESS IN THE STATE OF NEW YORK, WILL BE PERFORMED BY THE PARTIES IN THE STATE OF NEW YORK, AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK.  THE VALIDITY OF EACH OF THE TRANSACTION DOCUMENTS AND THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT THEREOF, AND THE RIGHTS OF THE PARTIES THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF THE STATE IN WHICH SUIT IS INITIATED PERTAINING TO THIS AGREEMENT.  FURTHER, ECAP AND ASSIGNOR AGREE THAT ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY, SHALL BE INSTITUTED IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OR ANY COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THOSE COURTS AND WAIVES ANY AND ALL OBJECTIONS TO JURISDICTION OR VENUE THAT ANY SUCH PARTY MAY HAVE UNDER THE LAWS OF THE STATE OF NEW YORK OR OTHERWISE IN THOSE COURTS IN ANY SUCH SUIT, ACTION, OR PROCEEDING. ASSIGNOR WAIVES THE RIGHT TO INTERPOSE ANY COUNTERCLAIM OR OFFSET OF ANY NATURE IN ANY SUCH ACTION. FURTHER, TO THE EXTENT PERMITTED BY LAW, SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST ASSIGNOR MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS FOR NOTICE AS PROVIDED IN THIS AGREEMENT.

b.
WAIVER OF RIGHT TO JURY TRIAL.  ASSIGNOR AND ECAP ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, ANY OTHER AGREEMENT RELATED HERETO OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES, AND THEREFORE, THE PARTIES AGREE THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

c.
Notices.  All notices required or permitted pursuant to this Agreement shall be in writing and either personally delivered, sent by facsimile transmission (provided evidence of transmission is maintained and the original of the transmittal notice is sent by U.S. mail), or Federal Express or similar overnight delivery service, addressed to the respective addresses or facsimile number of the parties set forth on the signature page of this Agreement, or at such telephone numbers or other addresses as have from time to time been designated by like notice. Notices given in the manner prescribed herein shall be deemed given on the date sent or transmitted (as the case may be).

d.
Severability.  The paragraphs of this Agreement are severable, and in the event that any paragraph or portion of this Agreement is declared illegal or unenforceable, the remainder of this Agreement will be effective and binding upon the parties.

e.	Opinion of Counsel. Deleted.

f.
Waiver; Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior oral or written agreements, understandings, or arrangements.  No waiver of or modifications to the provisions of this Agreement will be valid unless in writing and signed by all parties.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, assigns and legal representatives.

g.	Assignment. Assignor may not transfer or assign its rights or obligations hereunder without the prior written consent of ECAP, and any attempted transfer or assignment shall be null and void.

h.	Performance. Time is of the essence under this Agreement.

i.
Further Assurances.  From and after the date hereof, each party will execute all documents and take such further actions as the other may from time to time reasonably request in order to carry out the transactions provided for herein and accomplish the purposes contemplated hereby.

j.
Publication.  ECAP shall have the right to publicize (by “tombstone” or comparable publication) and on its website located at www.ecapcapital.com the program evidenced hereby (including the date and size of the facility but not the specific terms hereof).

k.
Counterparts; Facsimile Delivery.  This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument, admissible into evidence.  Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

l.
Construction of Agreement.  Notwithstanding anything to the contrary set forth in this agreement, in no event shall the rate or amount of fees or other charges that are deemed interest under applicable law and that are charged or collected hereunder exceed the maximum amount chargeable under applicable law (it being the intent hereof that ECAP not contract or receive and Assignor not pay interest in excess of the maximum authorized by applicable law); and, if a court of competent jurisdiction determines that ECAP has charged or collected interest in excess of the highest lawful rate, ECAP shall promptly refund such excess to Assignor and shall not otherwise be penalized.

THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK.

SIGNATURES APPEAR ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, this Agreement has been signed by the parties hereto on the day and year first above written.

ECAP CAPITAL LLC		THERABIOGEN, INC.

By:	/s/Charles S. Brofman	By:	/s/ Kelly T. Hickel
	Name: Charles S. Brofman		Name: Kelly T. Hickel
	Title: President & CEO		Title: CEO

Address:	65 Court Street	Address:	120 Wall Street
	White Plains, NY 10601		New York, NY
Facsimile:	914-684-2030	Facsimile:	720-554-7720
E-Mail:	charlesbrofman@yahoo.com	E-Mail:	kthickel@aol.com